Pricing Supplement No. 0195 Dated June 5, 1998     Rule424(b)(2)
(To Prospectuses dated November 24, 1995 and       File numbers:  33-63097
July 12, 1996 and Prospectus Supplement dated      and 333-7229
January 08, 1998)


Senior Medium-Term Notes, Series G
Due Nine Months or More From Date of Issue


Principal Amount:                             $   25,000,000.00
Issue Price:                     100.000%     $   25,000,000.00
Commission or Discount:          0.005%       $        1,250.00
Proceeds to Company:             99.99500%    $   24,998,750.00


Agent:                         Chase Securities Inc., as Agent

Original Issue Date:           June 15, 1998

Stated Maturity Date:          June 16, 2008

Cusip #:                       63858R-FB-2

Form:                          Book entry only

Interest Rate:                 Floating

Base rate:                     LIBOR Telerate Page 3750

Index maturity:                180 days

Spread:                        + 21.0 bps

Initial Interest Rate:         To be determined on June 11, 1998

Interest Reset Period:         Semiannually, commencing on December 15, 1998

Interest Reset Dates:          15th of June and December

Interest Determination Date:   Two London Banking Days preceding the Reset Date

Interest Payment Dates:        15th of June and December, commencing on
                               December 15, 1998, with the final interest payment on June 16, 2008

May the Notes be redeemed by the company prior to maturity?                No

May the notes be repaid prior to maturity at the option of the holder?     No

Discount Note?                                                             No